UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2017

Ohr Pharmaceutical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-88480	46-5622433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 682-8452
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2017, Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with various purchasers set forth on the signatures pages thereto (the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to the Purchasers in a registered offering an aggregate of 20,250,032 shares of its common stock, together with warrants (“Warrants”) exercisable for up to an aggregate of 14,175,059 shares of its common stock. The net proceeds to the Company from the offering are expected to be approximately $12.7 million, after deducting placement agent fees and estimated offering expenses payable by the Company, but excluding the proceeds, if any, from the exercise of the Warrants issued in the offering. The offering is expected to close on or about April 10, 2017, subject to receipt of investor funds in escrow and customary closing conditions.

The Warrants have an exercise price of $1.00 per share. Following the one year anniversary of the date the Warrants are issued, the holders of the Warrants may exercise the Warrants through a cashless exercise, in whole or in part. The Warrants will be immediately exercisable and will expire on the five year anniversary of the date of issuance.

The Company has engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Wainwright”) and Chardan Capital Markets, LLC (collectively with Wainwright, the “Placement Agents”) as co-lead placement agents the offering pursuant to a Placement Agent Agreement dated as of April 5, 2017 (the “Placement Agent Agreement”).

Each of the Securities Purchase Agreement and the Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, termination provisions, and other obligations and rights of the parties thereto. The representations, warranties and covenants contained in the Purchase Agreement and the Placement Agent Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Company has agreed to pay the Placement Agents a cash fee equal to 8.0% of the aggregate gross proceeds in the offering. The Company also agreed to reimburse the Placement Agents for aggregate offering expenses of up to $75,000.

The offering of shares of common stock and Warrants is being made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (Registration Statement No. 333-201368) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. A copy of the opinion of Troutman Sanders LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto. On April 5, 2017, the Company issued a press release in connection with the offering. A copy of the press release is attached as Exhibit 99.1.

The foregoing descriptions of the Warrants, the Securities Purchase Agreement and the Placement Agent Agreement are not complete and are qualified in their entireties by reference to the full text of the Warrants, the Securities Purchase Agreement and the Placement Agent Agreement, copies of which are filed herewith as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about the Company’s expectations regarding the completion of the offering. Words such as “estimate,” “expected,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events may differ materially from those set forth in this report due to risks and uncertainties associated with the satisfaction of the conditions to close the offering. Risk factors related to us, our business and the offering are discussed under “Risk Factors” and elsewhere in our final prospectus supplement and accompanying prospectus, dated April 5, 2017 and other filings with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Form of Warrant

5.1	Opinion of Troutman Sanders LLP

10.1	Securities Purchase Agreement dated as of April 5, 2017, by and among Ohr Pharmaceutical, Inc. and the purchasers listed therein

10.2	Placement Agent Agreement dated as of April 5, 2017, by and among Ohr Pharmaceutical, Inc., Chardan Capital Markets, LLC and H.C. Wainwright & Co., LLC

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

99.1	Press Release dated April 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC
(Registrant)

Date: April 5, 2017	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Troutman Sanders LLP

10.1	Securities Purchase Agreement dated as of April 5, 2017, by and among Ohr Pharmaceutical, Inc. and the purchasers listed therein

10.2	Placement Agent Agreement dated as of April 5, 2017, by and among Ohr Pharmaceutical, Inc., Chardan Capital Markets, LLC and H.C. Wainwright & Co., LLC

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

99.1	Press Release dated April 5, 2017